Exhibit 99.1

For Release 1 p.m. PST

May 5, 2005

NetIQ Announces Third Quarter Fiscal 2005 Results

$200 Million Share Repurchase Program Announced

SAN JOSE, Calif. — May 5, 2005 — NetIQ Corp. (Nasdaq: NTIQ), a leading provider of integrated systems and security management solutions, today announced financial results for its third fiscal quarter ended March 31, 2005.

GAAP Financial Results

Revenue from continuing operations for the third quarter of fiscal 2005 was $51.1 million compared with $55.4 million in revenue from continuing operations for the same quarter of the prior year. GAAP net loss from continuing operations was $3.2 million or $0.06 per basic and diluted share in the third quarter of fiscal 2005, compared with a GAAP net loss from continuing operations of $5.3 million or $0.09 per basic and diluted share in the third quarter of fiscal 2004.

Revenue from continuing operations for the nine month period ending March 31, 2005 was $163.1 million compared with $160.3 million in revenue from continuing operations for the comparable period in the prior year. GAAP net loss from continuing operations was $4.3 million or $0.08 per basic and diluted share in the nine months ending March 31, 2005, compared with a GAAP net loss from continuing operations of $153.4 million or $2.70 per basic and diluted share in the nine months ending March 31, 2005.

The company’s WebTrends business unit has been included in discontinued operations as a consequence of NetIQ’s entry into a definitive agreement to sell the WebTrends business unit, which was announced on March 28, 2005, and closed on April 30, 2005. NetIQ expects to recognize a pre-tax gain of approximately $64.6 million as a result of the sale of WebTrends.

Non-GAAP Operating Results

The non-GAAP net loss from continuing operations for the third quarter was $669,000 or $0.01 per diluted share, compared with a non-GAAP net loss from continuing operations of $88,000 or $0.00 per diluted share for the same period in the prior fiscal year.

Non-GAAP net income (loss) from continuing operations presents the company’s net loss from continuing operations adjusted to exclude the following costs of revenue and expenses: amortization and impairment of purchased technology and other intangible assets, employee stock-based compensation, impairment of goodwill, restructuring charge, write-off of acquired in-process research and development, impairment of or gains on sale of long-term investment, cumulative effect of change in accounting principle, and related income tax effect, each as detailed under “Reconciliation of non-GAAP Information” in the attached financial statements. The exclusion of such items is not in accordance with generally accepted accounting principles, is not intended as a substitute for GAAP net income or loss or any other GAAP measure, and may not be consistent with similar measures used by other companies.

NetIQ’s management and Board of Directors believe that the non-GAAP information is an additional meaningful measure of operating performance because it measures the principal operating results that can be directly influenced by management, and it provides more consistent comparability of the company’s financial results against historical results and the results of other software companies. Accordingly, it is the principal measure of performance used by management and the Board of Directors to measure the performance of the company against its operational objectives.

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. NetIQ does not undertake to update this information in any way or for any reason prior to disclosing actual results.

“We are in the process of transitioning our business to better execute our Knowledge Based Service Assurance Strategy,” said Chuck Boesenberg, Chairman & CEO. “We are taking action in three major areas: our product portfolio, our cost structure and our capital structure. With respect to our product portfolio, we took the first and most important step with the sale of WebTrends. We believe the sale enhances our long-term strategic direction and provides us greater opportunity to accelerate innovation in our core business. We intend to continue to evaluate our options across other non-core product areas within NetIQ as we increase our focus on executing our KBSA product strategy. With respect to our cost structure, we are evaluating ways to drive efficiencies in our costs. Our goal is to achieve a 9% non-GAAP operating margin by the fourth quarter of fiscal 2006. Finally, with today’s announcement of a $200 million share repurchase, we will be able to improve our capital structure by using available cash and the proceeds of the WebTrends divestiture to retire shares of our common stock.”

Board Actions

NetIQ announced that its Board of Directors voted to submit a proposal to shareholders at the annual meeting in the fall of 2005 which, if adopted, will eliminate the company’s classified Board structure in the Certificate of Incorporation and By-laws.

In addition, the Board of Directors has approved a new program to repurchase and retire up to $200 million of the company’s outstanding stock in open market purchases or in private transactions. This replaces the previous program which was approved in September 2004. As of April 30, 2005, the company had 54,173,791 shares outstanding.

Business Outlook

The following is with respect to financial information from continuing operations.

•	NetIQ anticipates revenue from continuing operations for its fourth quarter ending June 30, 2005 to be in the range of $47 to $51 million, compared with $56.7 million in revenue for the quarter ended June 30, 2004. These figures exclude revenue from the recently sold WebTrends business, which will be included in discontinued operations through the April 30, 2005 date of sale.

•	NetIQ anticipates GAAP results of ($0.20) to ($0.12) per diluted share for the fourth quarter of fiscal 2005, compared with ($0.10) in the prior year period. Non-GAAP results are expected to be ($0.05) to $0.00 per diluted share, compared with $0.02 in the prior year period. The reconciliation to non-GAAP EPS guidance is based on the following assumptions for excluded items: amortization of other intangible assets of $2.1 million, amortization of employee stock based compensation of $525,000, and related income tax expense of $752,000 to $840,000.

•	NetIQ anticipates its sales and marketing, research and development and general and administrative expenses to be in the range of $45 to $46 million in the fourth quarter of fiscal 2005, compared with $48 million in the prior year quarter.

Third Quarter Continuing Operations Business Overview

The following is with respect to financial information from continuing operations.

•	Revenue for the third quarter of 2005 declined 8% compared with the third quarter of fiscal 2004:

•	License revenue declined 22% ($31.7 million in Q3 2004 to $24.7 million in Q3 2005)

•	License revenue from the top 5 focus products (AppManager® Suite, NetIQ Security Manager™, NetIQ Vulnerability Manager™, Security Administration Suite® and VoIP) declined by 14% from the year ago period, and represented 88% of license revenue during the quarter versus 80% a year ago.

•	Services revenue increased 11% ($23.7 million in Q3 2004 to $26.4 million in Q3 2005)

•	International license revenue represented 31% of total license revenue for the third quarter of 2005, compared with 31% in the third quarter of 2004.

•	Indirect revenue was 62% of revenue in the third quarter of 2005, compared with 63% in the third quarter of 2004.

•	Backlog for maintenance and license revenue decreased compared with the third quarter of 2004.

•	Sales, Marketing, General, Administrative, Research and Development expenses were $45.7 million, or 89% of revenue, compared with 88% of revenue for Q3 2004.

•	NetIQ generated $9.4 million in cash from operations, and ended the quarter with total cash and cash equivalents and short-term investments of $286.1 million, compared with $294.4 million in the previous quarter.

•	NetIQ repurchased 1.4 million shares of its common stock for $16.8 million during the quarter.

•	NetIQ spent approximately $2.1 million on capital acquisitions during the quarter.

•	Headcount was 1,039 at the end of Q2 2005, and increased to 1,042 at the end of Q3 2005.

•	There were 4 deals over $1 million completed during the quarter.

•	Federal bookings represented approximately 8% of license bookings during the quarter.

•	7 of the top 10 deals were sales to existing customers.

•	7 of the top 10 deals were compliance driven.

•	6 of the top 10 deals included a security product.

•	4 of the top 10 deals included AppManager Suite product sales.

•	29 new UNIX and Linux customers were added during the quarter

Third Quarter Product Releases

•	NetIQ AppManager for Web Services (.NET) is a new addition to NetIQ’s AppManager Suite of products. It is NetIQ’s first product to monitor performance of web services activity across a set of web service provider computers

•	NetIQ AppManager VoIP Call Data Analysis is the latest addition to NetIQ’s AppManager for VoIP offering. It enables customers to collect and report on call detail records produced by VoIP systems such as Cisco CallManager

•	NetIQ AppManager Performance Profiler 3.0.2 is an update to the NetIQ AppManager Suite of products that extends O/S support to same Unix/Linux environments as the AppManager core.

•	NetIQ AppManager StartPoint 1.0 is a set of Best Practices Knowledge Scripts Groups (KSGs) that enable NetIQ customers to accelerate their AppManager deployments. This is available for Windows, UNIX and SQL.

•	NetIQ shipped new versions of Group Policy Administrator 4.6 and Security Administration Suite 5.5.

Share Repurchase

NetIQ purchased 1.4 million shares of its Common Stock during the quarter at a cost of $16.8 million. In September 2004, NetIQ’s Board of Directors approved a program to repurchase shares valued at an aggregate of up to $50.0 million, on the open market, from time to time, over a 12 month period. To date, the Company has purchased 2.0 million shares for $23.5 million as part of this program, which has been replaced by the $200 million share repurchase program announced today.

NetIQ Analyst/Investor Conference Call

NetIQ will conduct a conference call at 1:30 p.m. Pacific time today to discuss the results of the quarter in greater detail. The dial-in number for the call is (888) 285-1136 (Domestic) and (706-643-7520 (International) the conference ID is 5771308. A replay of the call will be available at (800) 642-1687 (Domestic) and (706) 645-9291 (International) the conference ID is 5771308. A live audio webcast of the presentation and a replay will be available on the NetIQ corporate website, www.netiq.com/about_netiq/investor_relations/InvestorConferenceCall.asp. The replay of the webcast will be available starting within 24 hours of the actual presentation.

About NetIQ

NetIQ is a leading provider of integrated systems and security management solutions that empower the IT organization with the knowledge and ability to assure IT service. NetIQ’s Knowledge-Based Service Assurance solution embeds knowledge and best practices to ensure operational integrity, better manage service levels and risk and ensure policy compliance. NetIQ’s modular, best-of-breed solutions for Performance & Availability Management, Security Management, Configuration & Vulnerability Management, and Operational Change Control integrate through an open, service-oriented architecture allowing for common reporting, analytics and dashboards. For more information about NetIQ, visit www.netiq.com or call (888) 323-6768.

Safe Harbor Statement

Statements in this press release regarding future operating results and statements other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company’s future results could differ materially from the expectations discussed herein. Factors that could cause or contribute to such differences include (1) the effect of weak demand for software and services that results in increased uncertainty as to the company’s expected revenue; (2) risks inherent in technology businesses generally, including the timing and successful development of new products; customer acceptance of new product offerings; pricing of new products and competition in the company’s various product lines; the company’s ability to retain and hire technical personnel and other employees; changing relationships with customers, suppliers and strategic partners; and (3) the fact that the company typically receives a substantial portion of its orders at the end of the quarter and if an order shortfall occurs at the end of a quarter it could negatively impact the company’s operating results for the quarter. For a more comprehensive discussion of risks and uncertainties relating to our business, please read the discussions of these risks in documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2004. All of the information in this press release is as of January 25, 2005, and NetIQ undertakes no responsibility to update this information.

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NetIQ, AppManager, NetIQ Security Manager, NetIQ Vulnerability Manager, NetIQ Group Policy Administrator and Security Administration Suite are trademarks or registered trademarks of NetIQ Corporation in the United States and certain other countries. All other products mentioned are trademarks or registered trademarks of their respective owners.

Contacts:

Greg Klaben, Investor Relations 1-408-856-1894, greg.klaben@netiq.com

Susan Torrey, Corporate Communications 1-408-856-3028, susan.torrey@netiq.com

NetIQ Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
Software license revenue	$24,745	$31,735	$86,113	$91,200
Service revenue	26,353	23,693	77,000	69,106

Total revenue	51,098	55,428	163,113	160,306

Cost of software license revenue	1,128	2,465	3,611	7,817
Cost of service revenue	6,776	5,742	19,932	16,370
Amortization of purchased technology	2,953	1,998	8,860	5,609

Total cost of revenue	10,857	10,205	32,403	29,796

Gross profit	40,241	45,223	130,710	130,510
Operating expenses:
Sales and marketing	26,089	27,954	77,921	79,177
Research and development	12,159	14,446	38,522	41,288
General and administration	7,430	6,577	21,689	20,064
Employee stock-based compensation	384	68	881	247
Amortization of other intangible assets	2,147	2,122	6,406	6,366
Impairment of goodwill	—	—	—	134,255
Restructuring credit	—	—	19	(504)

Total operating expenses	48,209	51,167	145,438	280,893

Loss from operations	(7,968)	(5,944)	(14,728)	(150,383)
Other income (expenses):
Interest income and other, net	1,419	1,616	4,520	3,778
Gain on sale of long-term investment	—	—	4,100	—
Gain on sale of technology, net	2,893	—	2,893	—
Impairment of long-term investment	—	—	—	(4,100)

Other income (expenses), net	4,312	1,616	11,513	(322)
Loss before income taxes	(3,656)	(4,328)	(3,215)	(150,705)
Income taxes	(426)	1,010	1,120	2,707

Loss from continuing operations	$(3,230)	$(5,338)	$(4,335)	$(153,412)

Income (loss) from discontinued operations	167	(5,269)	2,399	(31,056)
Net loss	(3,063)	(10,607)	(1,936)	(184,468)

Basic and diluted earnings (loss) per share:
Continuing operation	(0.06)	(0.09)	(0.08)	(2.70)
Discontinued operations	0.00	(0.09)	0.04	(0.55)

Net loss per share	(0.06)	(0.19)	(0.04)	(3.25)

Shares used to compute basic and diluted earnings (loss) per share	54,162	57,045	54,759	56,739

NetIQ Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
RECONCILIATION OF NON-GAAP INFORMATION:
Net loss from continuing operations	$(3,230)	$(5,338)	$(4,335)	$(153,412)
Adjustments:
Amortization of purchased technology	2,953	1,998	8,860	5,609
Employee stock-based compensation	384	68	881	247
Amortization of other intangible assets	2,147	2,122	6,406	6,366
Impairment of goodwill	—	—	—	134,255
Restructuring credit	—	—	19	(504)
Gain on sale of long-term investment	—	—	(4,100)	—
Gain on sale of technology, net	(2,893)	—	(2,893)	—
Impairment of long-term investment	—	—	—	4,100

Total adjustments	2,591	4,188	9,173	150,073

Income tax effect	(30)	1,062	(1,096)	2,942

Non-GAAP net income (loss)	$(669)	$(88)	$3,742	$(397)

Non-GAAP diluted earnings per share	$(0.01)	$(0.00)	$0.07	$(0.01)
Shares used to compute non-GAAP diluted earnings per share	55,075	57,657	55,513	57,557

NetIQ Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2005	June 30, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$66,213	$57,841
Short-term investments	219,907	229,781
Accounts receivable, net	26,578	31,081
Prepaid expenses and other	5,321	5,269
Current assets of discontinued operations	6,050	—

Total current assets	324,069	323,972

Property and equipment, net	42,750	49,706
Other intangible assets, net	20,859	39,040
Long-term investments	3,714	4,614
Other assets	1,132	2,489
Goodwill	96,051	124,081
Long-term assets of discontinued operations	35,717	—

Total assets	$524,292	$543,902

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,813	$8,278
Accrued compensation and related benefits	12,317	14,374
Other liabilities	10,988	11,812
Restructuring liability, current portion	8	929
Deferred revenue, current portion	52,240	61,174
Current liabilities of discontinued operations	18,019	—

Total current liabilities	101,385	96,567

Restructuring liability, net of current portion	—	393
Deferred revenue, net of current portion	2,351	5,442
Long-term liabilities of discontinued operations	456	—

Total liabilities	104,192	102,402

Stockholders’ equity:
Common stock	2,888,415	2,905,610
Deferred employee stock-based compensation	(2,085)	(313)
Accumulated deficit	(2,464,760)	(2,462,825)
Accumulated other comprehensive loss	(1,470)	(972)

Total stockholders’ equity	420,100	441,500

Total liabilities and stockholders’ equity	$524,292	$543,902

NetIQ Corporation

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Net loss from continuing operations	$(4,335)	(153,412)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain (loss) from discontinued operations	2,399	(31,056)
Depreciation and amortization	25,872	42,454
Amortization of employee stock-based compensation	886	257
Loss on sale of short-term investments and property and equipment	196	160
Impairment of goodwill	—	150,842
Gain on sale of long-term investment	(4,100)	—
Gain on sale of technology	(2,893)
Impairment of long-term investment	—	4,100
Changes in:
Accounts receivable	(120)	13,559
Prepaid expenses and other	534	1,435
Accounts payable	150	(557)
Accrued compensation and related benefits	69	(3,230)
Other liabilities	1,011	(853)
Restructuring liability	(844)	(2,253)
Deferred revenue	529	8,363

Net cash provided by operating activities	19,354	29,809

Cash flows from investing activities:
Purchases of property and equipment, net	(7,414)	(5,774)
Proceeds from sales of property and equipment	42	11
Cash used in acquisitions	(808)	—
Purchases of short-term investments	(97,590)	(170,539)
Proceeds from maturities of short-term investments	102,022	161,909
Proceeds from sales of long-term investments	5,000	—
Proceeds from sales of short-term investments	4,912	9,181
Proceeds from sales of technology, net	2,209	—
Purchases of technology	(300)	(15,402)
Other	108	(73)

Net cash provided by (used) in investing activities	8,181	(20,687)

Cash flows from financing activities
Proceeds from sale of common stock	3,671	10,715
Repurchase of common stock	(23,526)	(10,399)

Net cash provided by (used in) financing activities	(19,855)	316
Effect of exchange rate changes on cash	692	319

Net increase in cash and cash equivalents	8,372	9,757
Cash and cash equivalents, beginning of period	57,841	76,095

Cash and cash equivalents, end of period	$66,213	$85,852

Supplemental disclosure of cash flow information:
Cash paid for interest	$47	$33
Cash paid for income taxes	$737	$943